                                                                   EXHIBIT 4.3.3




                           FIRST AMENDMENT TO AMENDED

                      AND RESTATED INTERCREDITOR AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT (herein called this "Amendment") made as of the ____ day of March, 1999 by and among Inland Production Company, a Texas corporation, (herein called "Borrower"), Inland Resources Inc., a Washington corporation (herein called "Parent"), and ING (U.S.) Capital LLC (successor to ING (U.S.) Capital Corporation), as Agent (herein called "Agent Lender"), the Banks signatory hereto, TCW Asset Management Company ("Tamco"), as Agent (herein called "Agent Noteholder"), and Trust Company of the West ("Trustco") on behalf of the Noteholders named below.

                              W I T N E S S E T H:

         WHEREAS, Borrower, Parent, Agent Lender, the Banks, Agent Noteholder and Noteholders have entered into that certain Amended and Restated Intercreditor Agreement dated as of September 11, 1998 (the "Amended Agreement"); and

         WHEREAS, the parties hereto desire to amend the Amended Agreement as provided herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Amended Agreement, the parties hereto do hereby agree as follows:

         1. Definitions. The definition of "Enforcement Action" in Section 1 of the Amended Agreement is hereby amended to delete the word "or" immediately preceding clause (v) thereof and adding the following immediately after clause
(v) thereof: "or (vi) the automatic acceleration of TCW Indebtedness or Bank Indebtedness upon the occurrence of a TCW Default described in Section D.10(a),
(b) or (c) or Annex D of the TCW Agreement or a Bank Default described in Section D.10(a), (b) or (c) of Annex D to the Bank Agreement.

         2. Scheduled Bank Payments. Schedule 1 of the Amended Agreement is hereby amended to read as Schedule 1 attached hereto.

         3. Deferral of Accrued Interest. Tamco and Trustco hereby agree that the interest on TCW Indebtedness accruing for the period beginning January 1, 1999 and ending June 29, 1999 shall be deferred and shall be due and payable, together with interest accrued thereon at the Late Payment Rate (as defined in the TCW Agreement), on the date that the first payment of principal due on the TCW Indebtedness shall be payable pursuant to the TCW Agreement, as more particularly provided in the First Amendment to the TCW Agreement.

         4. Rights to Cure Defaults.

                  (a) Subsection 4(a) of the Amended Agreement is hereby amended by replacing the last sentence of such Subsection 4(a) with the following during the period from the effective date hereof to the later of September 30, 1999 or the date of the cure or waiver of all defaults under the Bank Documents or TCW Documents outstanding on September 30, 1999: "The Banks further agree that without the consent of Agent Noteholder no Bank shall commence or continue any Enforcement Action with respect to any Bank Default until the earlier to occur of (i) the tenth (10th) day after the date upon which the Agent Lender shall deliver a notice of intent to accelerate the Bank Indebtedness (and then only if such Bank Default remains uncured and otherwise continues to exist) and (ii) any acceleration of the TCW Indebtedness or any enforcement by any Noteholder of any Lien upon assets of Borrower or any Related Party in compliance with the terms hereof."

                  (b) Subsection 4(b) of the Amended Agreement is hereby amended by replacing the last sentence of such Subsection 4(b) with the following during the period from the effective date hereof to the later of September 30, 1999 or the date of the cure or waiver of all defaults under the Bank Documents or TCW Documents outstanding on September 30, 1999: "The Noteholders further agree that without the consent of Agent Lender no Noteholder shall commence or continue any Enforcement Action with respect to any TCW Default until the earlier to occur of (i) the tenth (10th) day after the date upon which the Agent Noteholder shall deliver a notice of intent to accelerate the TCW Indebtedness (and then only if such TCW Default remains uncured and otherwise continues to exist) and (ii) any acceleration of the Bank Indebtedness or any enforcement by any Bank of any Lien upon assets of Borrower or any Related Party in compliance with the terms hereof."

         5. Hedging Contracts. Agent Lender and the Banks hereby agree that notwithstanding Section C.15 of Annex C of the Bank Agreement, any Related Person may, without the consent of the Agent Lender or Banks, enter into any forward, swap or hedging contract or agreement with respect to projected hydrocarbon production or refined product production of any Related Person which Agent Noteholder requests such Related Person(s) to enter into pursuant to Subsection 5.1(g) of the TCW Agreement.

         6. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement.

         7. Effective Date. This Agreement shall be effective concurrently with the effective time of the First Amendment to the Bank Agreement and the First Amendment to the TCW Agreement.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Borrower:                             INLAND PRODUCTION COMPANY



                                      By:
                                         ---------------------------------------
                                              Bill I. Pennington
                                              Chief Financial Officer

Parent:                               INLAND RESOURCES INC.



                                      By:
                                         ---------------------------------------
                                              Bill I. Pennington
                                              Chief Financial Officer

Agent Noteholder:                     TCW ASSET MANAGEMENT COMPANY, a California
                                      corporation, as Investment Manager under that certain Agreement dated as of June
                                      13, 1994, between TCW Asset Management and
                                      Morgan Stanley Group, Inc.


                                      By:
                                         ---------------------------------------
                                              Arthur R. Carlson
                                              Managing Director



                                      By:
                                         ---------------------------------------
                                              Marc MacAluso
                                              Senior Vice President

  Noteholders:                        TRUST COMPANY OF THE WEST, acting in its
                                      capacity as sub-custodian for Mellon Bank for the benefit of Account No.
                                      CPFF873-3032


                                      By:
                                         ---------------------------------------
                                              Arthur R. Carlson
                                              Managing Director


                                      By:
                                         ---------------------------------------
                                              Marc MacAluso
                                              Senior Vice President

  Agent Lender:                       ING (U.S.) CAPITAL LLC (successor to ING
                                      (U.S.) Capital Corporation), in its
                                      capacity as Agent


                                      By:
                                         ---------------------------------------
                                              Christopher R. Wagner


          Banks: ING (U.S.) CAPITAL LLC (successor to ING (U.S.) Capital Corporation)


                                      By:
                                         ---------------------------------------
                                              Christopher R. Wagner


                                      U.S. BANK NATIONAL ASSOCIATION


                                      By:
                                         ---------------------------------------
                                            Name:
                                            Title:

                                      MEESPIERSON CAPITAL CORP.


                                      By:
                                         ---------------------------------------

                                            Name:
                                            Title:



                                      By:
                                         ---------------------------------------

                                            Name:
                                            Title:

                                   SCHEDULE 1

SCHEDULED BANK PAYMENTS



                           Quarterly                        Amount
                         Payment Date                     of Payment
                         ------------                     ----------

                         June 29, 1999                    $9,472,222

                         Sept 29, 1999                    $6,222,222

                         Dec 30, 1999                     $6,222,222

                         Mar 30, 2000                     $4,666,666

                         June 29, 2000                    $4,666,666

                         Sept 28, 2000                    $4,666,666

                         Dec 28, 2000                     $4,666,666

                         Mar 29, 2001                     $3,888,889

                         June 28, 2001                    $3,888,889

                         Sept 27, 2001                    $3,888,889

                         Dec 28, 2001                     $3,888,889

                         Mar 28, 2002                     $3,500,000

                         June 27, 2002                    $3,500,000

                         Sept 27, 2002                    $3,500,000

                         Dec 30, 2002                     $3,500,000

                         Mar 28, 2003                     $3,111,114
